Exhibit 32.1
Certification of Chief Executive Officer and Interim Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350
In connection with the Annual Report on Form 10-K of General Nutrition Centers, Inc. (the “Company”) for the year ended December 31, 2007 as filed with the SEC on the date hereof (the “Report”), Joseph Fortunato, as President of the Company, and J. Kenneth Fox, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 14, 2008
/s/ Joseph Fortunato

Joseph Fortunato
Chief Executive Officer
 (Principal Executive Officer)
/s/ J. Kenneth Fox

J. Kenneth Fox
Interim Chief Financial Officer
 (Principal Financial Officer)
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to General Nutrition Centers, Inc. and will be retained by General Nutrition Centers, Inc. and furnished to the SEC or its staff upon request.